UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): December 30, 2014

Vapir Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-185083	27-1517938
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2365 Paragon Dr., Suite B

San Jose, California 95131

(Address of principal executive offices)

(800) 841-1022

(Registrant’s telephone number, including area code)

FAL Exploration Corp.

431 Fairway Drive, Suite 260

Deerfield Beach, Florida 33441

(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Explanatory Note

Vapir Enterprises, Inc. (the “Company”) is filing this Amendment to its Current Report on Form 8-K (the “Amendment”), to amend the Current Report on Form 8-K which was originally filed with the Securities and Exchange Commission (the “SEC”) on December 30, 2014, (the “Original Current Report”). The Company is filing the Amendment in response to comments received from the SEC.

Except as described above, no other changes have been made to the Original Current Report. The Amendment continues to speak as of the date of the Original Current Report, and the Company has not updated the disclosures contained therein to reflect any events which occurred at a date subsequent to the filing of the Original Current Report.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This report contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “seeks,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” below. Given these uncertainties, you should not place undue reliance on these forward-looking statements.  Such statements may include, but are not limited to, information related to: anticipated operating results; licensing arrangements; relationships with our customers; consumer demand; financial resources and condition; changes in revenues; changes in profitability; changes in accounting treatment; cost of sales; selling, general and administrative expenses; interest expense; the ability to produce the liquidity or enter into agreements to acquire the capital necessary to continue our operations and take advantage of opportunities; legal proceedings and claims.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this report. You should read this report and the documents that we reference and filed as exhibits to this report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Unless the context otherwise requires, all references in this Report to “we,’’ ‘‘us,’’ ‘‘our’’ and “the Company” refer collectively to Vapir Enterprises, Inc., a Nevada corporation, and its subsidiaries, including Vapir, Inc., a private California corporation.

Item 1.01	Entry into a Material Definitive Agreement

On December 30, 2014, we entered into a Share Exchange Agreement (the “Exchange Agreement”) with Vapir, Inc., a California corporation (“Vapir”), all of the stockholders of Vapir (the “Vapir Shareholders”), and our controlling stockholders.

Pursuant to the Exchange Agreement, we will acquire all of the outstanding shares of Vapir in exchange for the issuance of 38,624,768 shares of our common stock to the Vapir Shareholders.  The shares to be issued to the Vapir Shareholders shall constitute 80% of our issued and outstanding shares of common stock as of and immediately after the consummation of the Exchange Agreement.

Upon closing of the Exchange Agreement, Vapir became our wholly owned subsidiary and we have ceased our prior operations.

A copy of the final, fully executed copy of the Exchange Agreement is attached hereto as Exhibit 2.1.

For additional information with respect to the Exchange Agreement and the business of the acquired entity, please see the disclosures set forth in Item 2.01 to this Current Report, which disclosures are incorporated into this item by reference.

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Change of Business and Sale of ownership interest in FAL Minerals and Land in Alabama

In November 2013, the Company entered into a Real Estate Purchase and Sale Agreement (the “November 2013 Land Sale”) with certain sellers (the “November 2013 Sellers”) for the sale of real estate properties located in Clay County, Alabama. The purchase price was $400,000 and was paid as follows:

(a)	issue of 160,000 shares of common stock of the Company (the “November 2013 Land Sale Shares”); and

(b)	a promissory note (the “November 2013 Land Sale Note”) in the original principal amount of $200,000, payable to Seller bearing interest at the lowest imputed rate, with no payments of principal or interest due or payable until the 36 month after Closing (the “Maturity Date”).

In connection with the Exchange Agreement and our new business as a vaporizer company, we decided to sell our ownership in the real estate that we purchased in the November 2013 Land Sale. On December 11, 2014, we closed on the sale of the 2 properties located in Clay County, Alabama that we purchased in November 2013 Land Sale. The proceeds we received from the sale of the 2 properties were used to: (i) pay any taxes owed on the land and legal fees associated with the sale; and (ii) pay-off the November 2013 Sellers. In exchange for the payment, the November 2013 Sellers agreed to forgive any outstanding amounts due on the November 2013 Land Sale Note and return the November 2013 Land Sale Shares that were issued in connection with the November 2013 Land Sale.

Additionally, on December 30, 2014, we returned our 19.6% membership interest in FAL Minerals, LLC because we are no longer in the business of land exploration and will not be participating in the operations of this entity.

Item 2.01	Completion of Acquisition or Disposition of Assets

On December 30, 2014, we entered into the Exchange Agreement with Vapir.  Pursuant to the terms and conditions of the Exchange Agreement, we acquired all of the outstanding shares of Vapir and we issued a total of 38,624,768 shares of our common stock to the shareholders of Vapir, which constitutes 80% of the total issued and outstanding shares of our common stock immediately following the closing.

After the closing of the Exchange Agreement, our capitalization of the Company is as follows:

Shareholder	# of Shares Owned	Percentage Ownership
Vapir Executives	38,624,768	80.00%
Whalehaven Capital Fund Ltd.(1)	5,751,230	12.15%
Adam Kotkin	1,200,000	2.53%

Total Outstanding	48,280,960

(1)	Beneficial ownership of the securities is held by Elizabeth Leonard and Michael Finkelstein.

The purposes of the transactions described in this Current Report were to complete a reverse merger with the result being that Vapir became a wholly-owned subsidiary.

The foregoing description of the Exchange Agreement, closing and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the Exchange Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K.

Following the Exchange Agreement, as of the date of this current report on Form 8-K filed on December 31, 2014, there are 48,280,960 shares of our common stock issued and outstanding. As a result, our pre-merger stockholders hold Twenty Percent (20%) of our issued and outstanding shares of common stock.

The shares of common stock issued to the former stockholders of Vapir in connection with the Exchange Agreement were not registered under the Securities Act of 1933, as amended (the “Securities Act”), and were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder, which exempts transactions by an issuer not involving any public offering. These securities may not be offered or sold absent registration or an applicable exemption from the registration requirements. We have not committed to registering these shares for resale. Certificates representing these shares contain a legend stating the restrictions applicable to such shares.

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On December 30, 2014, we closed on the Exchange Agreement and filed a Super 8-K that contained current “Form 10 information” regarding the business operations of Vapir, Inc.

Changes to the Business.  We intend to carry on Vapir’s business as our sole line of business.  We have relocated our executive offices to 2365 Paragon Dr. Suite B, San Jose, Ca, and our telephone number is (800) 841-1022.

Accounting Treatment.  The Exchange Agreement is being accounted for as a reverse merger and recapitalization and Vapir is deemed to be the acquirer in the reverse merger for accounting purposes. Consequently, the assets and liabilities and the historical operations of the Company that will be reflected in the financial statements prior to the closing will be those of Vapir, and the consolidated financial statements of the Company after completion of the reverse merger will include the assets and liabilities of Vapir, historical operations of Vapir and operations of Vapir from the Closing Date of the Exchange Agreement.

Tax Treatment.  The reverse merger is intended to constitute a tax-deferred exchange of property governed by Section 351 of the United States Internal Revenue Code of 1986, as amended (the “Code”), or such other tax free reorganization or restructuring provisions as may be available under the Code. Any gain required to be recognized will be subject to regular individual or corporate federal income taxes, as the case may be.

DESCRIPTION OF BUSINESS

Vapir, Inc. was incorporated on October 26, 2006 in the State of California. Vapir, Inc. specializes in the revolutionary technology of digital aromatherapy which is the art and science of utilizing naturally extracted aromatic essences from plants to balance and harmonize while freshening the environment with pleasant and distinctive fragrances. We invent, develop and produce revolutionary and easy to use digital aromatherapy devices. The unique value proposition of the Company’s proprietary technology (US Patent 6,095,153) is to prevent the creation of toxic by-products whenever plant materials are inhaled. This is accomplished by using convection heat that induces the safe release of plant essences without burning the source material. Our devices are manufactured by Prosoyo Technology Limited (“Prosoyo”) in Guang Dong, China.

Corporate History

We were originally incorporated under the laws of the State of Nevada on December 17, 2009 under the name Apps Genius Corp.  Our original business was to develop, market, publish and distribute social games and software applications that consumers could use on a variety of platforms, including social networks, wireless devices and stand-alone websites. We were unsuccessful in operating our business and on October 7, 2013 we entered into a Membership Interest Purchase Agreement with FAL Minerals LLC and we changed our name to FAL Exploration Corp.

Under the name FAL Exploration Corp., our plan was to acquire minority and majority interests in natural resource properties located throughout the United States. Our initial project was an interest in an open pit mine located in Clay County Alabama also known as the Brown Mine. Historically, graphite and gold have been mined in the area. The property which is over two hundred and twenty acres contains graphite and some surface gold. The Company planned to explore the property and either may utilize it as the main production plant should the Brown Mine prove to be commercially viable or seek to monetize the graphite, should it prove to be commercially viable. The agreement with FAL Minerals LLC has since been terminated and we have now entered into the Exchange Agreement with Vapir, Inc. and its shareholders.

In anticipation of closing the Exchange Agreement, on September 17, 2014, we changed our name to Vapir Enterprises, Inc. to better represent our new business operations.

Our Industry

“Electronic cigarettes” or “e-cigarettes” and “vaporizers” are battery-powered products that enable users to inhale nicotine vapor without smoke, tar, ash, or carbon monoxide. Electronic cigarettes look like traditional cigarettes and, regardless of their construction are comprised of three functional components:

●	a mouthpiece, which is a small plastic cartridge that contains a liquid nicotine solution;
●	the heating element that vaporizes the liquid nicotine so that it can be inhaled; and
●	the electronics, which include: a lithium-ion battery, an airflow sensor, a microchip controller and an LED, which illuminates to indicate use.

When a user draws air through the electronic cigarette and or vaporizer, the air flow is detected by a sensor, which activates a heating element that vaporizes the solution stored in the mouthpiece/cartridge, the solution is then vaporized and it is this vapor that is inhaled by the user. The cartridge contains either a nicotine solution or a nicotine free solution, either of which may be flavored.

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Our Products

Vaporizers

We offer 4 vaporizers, the VapirRise, VAPIR NO2 Portable Digital Vaporzier, VAPIR ONE, and VAPIR Oxygen Mini Corded Vaporizer.

VapirRise

The VapirRise is designed for loose-leaf herbs and essential oils. It supports both balloon inflation and direct inhalation. It can serve up to 4 users simultaneously. It has touch pad controls, an LCD temperature display and medical grade stainless steel vapir path and a ceramic heating element.

As the ceramic heating element of the device reaches the pre-set temperature, a fan blows air through the heating element. A sensor, which is located in the chamber of the unit, will constantly monitor the air temperature and maintain pre-set heat levels by turning the heating element on and off as needed. Once the optimal temperature is reached, a green light on the casing will indicate that the device is now ready. This relatively simple technology enables the vaporizers to maintain heat levels.

This convection vaporizer is a stationary desktop model – which means it isn’t intended for on-the-go consumption. The VapirRise offers an exceptional approach to the at-home vaporization experience.

Users can control the temperature (in both degrees Celsius & Fahrenheit); control the Fan Speed (ten options including a fanless setting!); pick between a balloon or hose inhalation methods; and choose to serve up to four people at once with the exclusive hookah adapter.

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VAPIR NO2 Portable Digital Vaporizer

The VAPIR NO2 is designed for loose-leaf herbs and direct inhalation. It is compact, portable and rechargeable. It has a medical grade pure brass element, an LCD temperature display and a silent operation. The VAPIR NO2 will be your number one portable vaporizer.

This compact portable vaporizer features touch-to-heat digital controls, an LCD thermostat, an internal rechargeable battery, and 100% silent operation. The NO2 vaporizer is designed for use with raw herbs and heats up in less than a minute. You can even vaporize while it’s charging.

The NO2 requires little to no maintenance for optimal operation and it even remembers your favorite temperature settings for quick and consistent vapor at the touch of a button.

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VAPIR ONE

The VAPIR ONE is designed for loose-leaf herbs. It supports both balloon inflation and direct inhalation. It has a medical grade ceramic heating element and an LCD temperature display.

The vaporizers include removable disks that hold the source material and need to be inserted into device prior to pre heating the vaporizers. Temperatures and safety times can be set individually according to the manufacturer’s recommendations. This process prevents the waste of source material, titrates dosages, and ensures that the vaporizers work at optimum conditions.

The Vapir One has digital temperature controls, swift heat up time, and mind-blowing vapor flavor with every puff. We designed this desktop vaporizer to require little to no maintenance for consistent vapor clouds and premium sessions.

As the ceramic heating element of the device reaches the pre-set temperature, a fan blows air through the heating element. A sensor, which is located in the chamber of the unit, will constantly monitor the air temperature and maintain pre-set heat levels by turning the heating element on and off as needed. Once the optimal temperature is reached, a green light on the casing will indicate that the device is now ready. This relatively simple technology enables the vaporizers to maintain heat levels.

Once the user starts using the device, the fan will blow hot air through the disk filled with the source material. This aerosol now contains hot air that is enriched with the active elements, flavor, aroma, and pure essence of the source material. The aerosol will then reach an internal cooling chamber where the vapors are cooled to a level that is safe for the consumer to inhale. The consumer will then inhale the warm and rich vapors through a tube, which also serves as the final cooling process before the vapors reach the human lungs.

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VAPIR OXYGEN MINI CORDED

The VAPIR Oxygen Mini Corded is designed for loose-leaf herbs and direct inhalation. It is small and lightweight and is a corded vaporizer. It has an LCD temperature display and silent operation. Every portable vaporizer needs to produce clouds – not a mere mist! The Vapir Oxygen lets you live and breathe premium vapor. This herbal vaporizer harnesses premium materials and innovative design to deliver everything you’d expect from a premium vaporizer.

Our Oxygen Vaporizer features digital controls, portable design, and consistent vapor sessions with little maintenance.

Our Vaporizers and Accessories

Our vaporizers are sold with all the essentials that are needed to begin the vaporizing experience. In addition or vaporizers, we sell approximately 100 accessories that range from replacement batteries, replacement mouthpieces, recharging pieces, cleaning utensils and all other essentials.

Additionally, we offer an assortment of our own aromatherapy oils and herbs for our vaporizer users to enjoy.

Seasonality of our Business

We do not consider our business to be seasonal.

Marketing

We offer our vaporizers and related products through our online stores, to retail channels through our direct sales force, and through third party wholesalers, retailers and value-added resellers. Retailers of our products include small-box discount retailers, big-box retailers, gas stations, drug stores, convenience stores, tobacco shops and kiosk locations in shopping malls throughout the United States.

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Competition

Competition in the vaporizer industry is intense. We compete with other sellers of vaporizers that are similar to our products and our competitors use the same sales practices and marketing strategies as we use.

The nature of our competitors is varied as the market is highly fragmented and the barriers to entry into the business are low. Our direct competitors sell products that are substantially similar to ours and through the same channels through which we sell our vaporizers. We compete with these direct competitors for sales through distributors, wholesalers and retailers, including but not limited to national chain stores, gas stations, travel stores, shopping mall kiosks, in addition to direct to public sales through the internet, mail order and telesales.

Our competitive position in the vaporizer industry is difficult to gauge as most of our competition are also smaller companies or are privately held and do not publicly report their earnings. We do know of several competitors, but, like us, many are in their initial stages of development and are focusing on different areas of this industry.

As a general matter, we have access to and market and sell similar products as our competitors and we sell our products at substantially similar prices as our competitors; accordingly, the key competitive factors for our success is the quality of service we offer our customers, the scope and effectiveness of our marketing efforts, including media advertising campaigns and, increasingly, the ability to identify and develop new sources of customers.

Regulatory Matters/Compliance

The United States Food and Drug Administration (the “FDA”) regulates electronic cigarettes as “tobacco products” under the Family Smoking Prevention and Tobacco Control Act of 2009 (the “Tobacco Control Act”). The FDA is not permitted to regulate electronic cigarettes as “drugs” or “devices” or a “combination product” under the Federal Food, Drug and Cosmetic Act unless they are marketed for therapeutic purposes.

Our vaporizers are classified as “tobacco products” under the Tobacco Control Act. The Tobacco Control Act grants the FDA broad authority over the manufacture, sale, marketing and packaging of tobacco products, although the FDA is prohibited from issuing regulations banning all cigarettes or all smokeless tobacco products, or requiring the reduction of nicotine yields of a tobacco product to zero.

The Tobacco Control Act imposes significant new restrictions on the advertising and promotion of tobacco products. The law also requires the FDA to issue future regulations regarding the promotion and marketing of tobacco products sold or distributed over the internet, by mail order or through other non-face-to-face transactions in order to prevent the sale of tobacco products to minors.

It is likely that the Tobacco Control Act could result in a decrease in tobacco product sales in the United States, including sales of our electronic cigarettes and vaporizers.

The Tobacco industry expects significant regulatory developments to take place over the next few years, driven principally by the World Health Organization’s Framework Convention on Tobacco Control (“FCTC”). The FCTC is the first international public health treaty on tobacco, and its objective is to establish a global agenda for tobacco regulation with the purpose of reducing initiation of tobacco use and encouraging cessation. Regulatory initiatives that have been proposed, introduced or enacted include:

●	the levying of substantial and increasing tax and duty charges;
●	restrictions or bans on advertising, marketing and sponsorship;
●	the display of larger health warnings, graphic health warnings and other labeling requirements;
●	restrictions on packaging design, including the use of colors and generic packaging;
●	restrictions or bans on the display of tobacco product packaging at the point of sale, and restrictions or bans on cigarette vending machines;
●	requirements regarding testing, disclosure and performance standards for tar, nicotine, carbon monoxide and other smoke constituents levels;
●	requirements regarding testing, disclosure and use of tobacco product ingredients;
●	increased restrictions on smoking in public and work places and, in some instances, in private places and outdoors;
●	elimination of duty free allowances for travelers; and
●	encouraging litigation against tobacco companies.

If electronic cigarettes or vaporizers are subject to one or more significant regulatory initiatives, our business, results of operations and financial condition could be materially and adversely affected.

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Intellectual Property

Patents

We currently own three domestic utility patents and two design patents relating to vaporizers, as well as two utility patent applications and one design application pending in the United States as described below. There is no assurance that we will be awarded patents for of any of these pending patent applications.

U.S. Patent # 6,095,153 - Vaporization of volatile materials

We have a utility patent for the vaporization of volatile materials while avoiding combustion and denaturation of such material provide an alternative to combustion as means of volatilizing bioactive and flavor compounds to make such compounds available for inhalation without generating toxic or carcinogenic substances that are by-products of combustion and pyrolysis. This patent expires on June 19, 2018.

U.S. Patent # 6,772,756 - Method and System for Vaporization of a Substance

We have a utility patent for an apparatus for the vaporization of materials that releases active constituents for inhalation without the creation of harmful byproducts such as carcinogens associated with combustion and inhalation of substances. This patent expires on February 9, 2022.

U.S. Patent # 6,990,978 - Method and System for Vaporization of a Substance

We have a utility patent for an apparatus for the vaporization of materials that releases active constituents for inhalation without the creation of harmful byproducts such as carcinogens associated with combustion and inhalation of substances. This patent expires on January 31, 2026.

U.S. Design Patent # 489,448 - Vaporization Apparatus

We have a design patent for the ornamental design for the vaporization apparatus. This patent expires on May 4, 2018.

U.S. Design Patent # 508,119 - Mesh Filter with Glass Insert

We have a design patent for the ornamental design for a component for a vaporizer. This patent expires on August 2, 2019.

U.S. Patent Application # 11/872,040 - Method and System for Vaporization of a Substance

We have a utility patent (filed on October 15, 2007) pending for an apparatus for the vaporization of materials that releases active constituents for inhalation without the creation of harmful byproducts such as carcinogens associated with combustion and inhalation of substances.

U.S. Patent # 14/254,723 - Multi-User Inhalation Adaptor

We have a utility patent (filed on April 16, 2014) pending for a component of a vaporizer that allows multiple users to inhale the vapors of materials.

U.S. Design Patent # 29/473,910 - Vaporizer

We have a design patent (filed on November 26, 2013) for the ornamental design for the vaporization apparatus.

Trademarks

We own trademarks on certain of our products, including: Vapormed®, Digital Air®, Nicohale®, and Vapir®.

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Employees

As of December 30, 2014, we have eight (8) full-time employees.  None of these employees are represented by collective bargaining agreements and the Company considers it relations with its employees to be good.

Properties

The Company’s corporate headquarters is located in California. The Company currently leases space located at 2365 Paragon Dr., Suite B, San Jose, Ca, 95131. Product design occurs at this location.

This is our only location. We have a lease for the property that commenced on May 1, 2013 and has a term of two years and six months and will expire on October 31, 2015. The lease is for 5,050 square feet of office space. We pay $3,787.50 per month for the leased premises.

Our devices are manufactured in Guang Dong, China by Prosoyo. Prosoyo’s headquarters is located at Unit 1005, Chevalier Commercial Centre, 8 Wang Hoi Road, Kowloon Bay, Kowloon, Hong Kong (Tel: +852 – 23319111/Fax: +852 – 23319882). Prosoyo’s factory is located at Tai Po Industrial Estate, Gang Zi District, Chang Ping, Dong Guan, Guang Dong, China, Post Code: 523571 (Tel: +86 - 769 83330091/Fax: +86 - 769 83330092). We do not have a written manufacturing contract with Prosoyo. We use purchase orders to memorialize the terms of order placements.

Corporation Information

Our principal executive offices are located at 2365 Paragon Dr., Suite B San Jose, CA 95131. Our telephone number is (800) 841-1022. Our website is www.vapir.com.

LEGAL PROCEEDINGS

From time to time, the Company is involved in litigation matters relating to claims arising from the ordinary course of business. While the results of such claims and legal actions cannot be predicted with certainty, the Company’s management does not believe that there are claims or actions, pending or threatened against the Company, the ultimate disposition of which would have a material adverse effect on our business, results of operations, financial condition or cash flows.

Notwithstanding the foregoing, on November 3, 2014, Vapir was served with a lawsuit from Storz & Bickel, a German competitor of Vapir. The lawsuit claims patent infringement of Storz & Bickel’s German patent no DE 198 03 376 C1. The lawsuit was filed in Germany with the regional court of Mannheim. The lawsuit alleges estimated damages in the amount of €750,000 euros. Vapir has filed a notice of its intent to defend the lawsuit and has filed an answer to the complaint requesting additional time. The lawsuit is still ongoing and Vapir is working to settle the matter.

Additionally, on October 15, 2014, Storz & Bickel have filed a lawsuit with the United States District Court, Central District of California against Vapir alleging patent infringement of Storz & Bickel’s US patent no. 6,513,524, which is the US counterpart to the German patent. The US District lawsuit seeks injunction against distribution of Vapir’s VapiRise product, damages, interest, costs, treble damages, and attorney’s fees.

Storz & Bickel have not yet served the US District lawsuit; Storz & Bickel’s US counsel have contacted Vapir to initiate settlement discussion, but it is anticipated that Storz & Bickel will serve the US District complaint if settlement discussions are not productive.

The Company may be subject to legal proceedings and claims, either asserted or unasserted, which arise in the ordinary course of business. While the outcome of these claims cannot be predicted with certainty, we do not believe that any of the outcomes will have a material effect on our operations.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition of Vapir for the fiscal years ended December 31, 2013 and 2012, should be read in conjunction with the Selected Financial Data, Vapir’s financial statements, and the notes to those financial statements that are included elsewhere in this Current Report. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Current Report. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

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Overview

We were originally incorporated under the laws of the State of Nevada on December 17, 2009 under the name Apps Genius Corp.  Our original business was to develop, market, publish and distribute social games and software applications that consumers could use on a variety of platforms, including social networks, wireless devices and stand-alone websites. We were unsuccessful in operating our business and on October 7, 2013 we entered into a Membership Interest Purchase Agreement with FAL Minerals LLC and we changed our name to FAL Exploration Corp. The agreement with FAL Minerals LLC has since been terminated and we have now entered into the Exchange Agreement with Vapir, Inc. and its shareholders. In addition, we changed our name to Vapir, Inc. to better represent our new business operations.

Vapir, Inc. was incorporated on October 26, 2006 in the State of California.

Vapir, Inc. specializes in the revolutionary technology of digital aromatherapy which is the art and science of utilizing naturally extracted aromatic essences from plants to balance and harmonize while freshening the environment with pleasant and distinctive fragrances. We invent, develop and produce revolutionary and easy to use digital aromatherapy devices by utilizing heat and convection air.

Nine Months Ended September 30, 2014 Compared to the Nine Months Ended September 30, 2013

	For the Nine Months Ended
	September 30, 2014	September 30, 2013
	(Unaudited)	(Unaudited)

Net Sales	$1,136,886	$1,962,883

Cost of sales	564,124	1,001,497

Gross profit	572,762	961,386

OPERATING EXPENSES:
Depreciation and amortization	73,435	55,613
Marketing and selling expenses	41,467	63,346
Compensation	516,587	392,430
Professional fees	47,573	12,486
Research and development	54,039	80,766
Rent	57,894	55,016
General and administrative	189,854	206,810

Total Operating Expenses	980,849	866,467

(LOSS) INCOME FROM OPERATIONS	(408,087)	94,919

OTHER INCOME (EXPENSE):
Interest expense	(11,458)	(23,359)

Total Other Expense	(11,458)	(23,359)

(LOSS) INCOME BEFORE INCOME TAXES	(419,545)	71,560

PROVISION FOR INCOME TAXES	-	-

NET (LOSS) INCOME	$(419,545)	$71,560

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Net Sales

Sales, net for the nine months ended September 30, 2014 and 2013 were $1,136,886 and $1,962,883, respectively, a decrease of $825,997 or approximately 42%. The decrease in sales during the nine months ended September 30, 2014 was primarily attributable to a decrease in sales of approximately $820,000 to two significant wholesale customers as compared to the nine months ended September 30, 2013. The decrease in sales was due to the delay in the release of our new portable product as our wholesale customers preferred to purchase the newer version of our portable product. Additionally, the decrease was due to we have commenced selling our rework stationary product by late 2014 after the completion of the rework and revisions made to our infringed stationary product in late 2014. We expect our revenues to increase during fiscal 2015 as we expect to release the new portable product by fiscal 2015 and expected sales from our rework stationary product. However, we are unable at this time to estimate the amount of the expected increases.

Cost of Sales

Cost of goods sold for the nine months ended September 30, 2014 and 2013 were $564,124 and $1,001,497, respectively, a decrease of $437,373, or approximately 44%. The decrease is primarily due to the decrease in our revenue and a higher margin from our website sales.

Operating Expenses

Total operating expenses for the nine months ended September 30, 2014 and 2013 were $980,849 and $866,467, respectively, an increase of $114,382, or approximately 13%. The increase in operating expenses is primarily due to higher expenses for salaries for qualified people to work on our new product. Compensation to officers increased by approximately $79,000 and compensation for customer service employees increased by approximately $45,000 due to an increase in head count which resulted to a total increase in operating expenses of approximately $124,000 during the nine months ended September 30, 2014. Additionally, professional fees also increased during the nine months ended September 30, 2014 due to an increase in legal fees for a patent litigation that the Company is involved in and increase accounting fees resulting from the audit of our financial statements for our SEC filings.

Net (loss) Income

Net (loss) income for the nine months ended September 30, 2014 and 2013 was ($419,545) and $71,560, respectively, as a result of the items discussed above.

Year Ended December 31, 2013 Compared to the Year Ended December 31, 2012

	For the Year Ended
	December 31, 2013	December 31, 2012

Net Sales	$3,053,752	$4,070,025

Cost of sales	1,546,821	2,242,393

Gross profit	1,506,931	1,827,632

OPERATING EXPENSES:
Depreciation and amortization	74,151	73,940
Marketing and selling expenses	76,075	50,975
Compensation	533,702	588,463
Professional fees	15,828	57,294
Research and development	88,847	13,658
Rent	72,966	77,017
General and administrative	303,677	275,467

Total Operating Expenses	1,165,246	1,136,814

INCOME FROM OPERATIONS	341,685	690,818

OTHER INCOME (EXPENSE):
Interest expense	(33,167)	(39,892)
Interest income	1	195

Total Other Income (Expense)	(33,166)	(39,697)

INCOME BEFORE INCOME TAXES	308,519	651,121

PROVISION FOR INCOME TAXES	-	-

NET INCOME	$308,519	$651,121

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Net Sales

Sales, net for the years December 31, 2013 and 2012 were $3,053,752 and $4,070,025, respectively, a decrease of $1,016,273 or approximately 25%. The decrease in sales during fiscal year 2013 was primarily attributable to a decrease in sales of approximately $730,000 to one significant wholesale customer as compared to fiscal 2012. The decrease in sales was due to the delay in the release of our new portable product as our wholesale customers preferred to purchase the newer version of our portable product. Additionally, sales to retail customers during fiscal year 2013 decreased by approximately $250,000 as compared to fiscal year 2012.

Cost of Sales

Cost of sales for the years ended December 31, 2013 and 2012 was $1,546,821 and $2,242,393, respectively, a decrease of $695,572, or 31%. The decrease is primarily due to a decrease in our revenue and a higher margin from our website sales.

Operating Expenses

Total operating expenses for the years ended December 31, 2013 and 2012 were $1,165,246 and $1,136,814, respectively, an increase of $27,432, or approximately 3%. The increase is primarily due increases in research and development expenses of approximately $75,000, marketing expense of $25,000 and general and administrative expenses of $29,000. These increases were due to the continued development, advertising and promotion of our products during fiscal 2013. These increases were offset by decreases in compensation expense of approximately $55,000 due to the resignation of our former VP of sales in fiscal 2013 and professional fees decreased by $42,000 due to a decreased in legal services in fiscal 2013.

Net Income

Net income for the years ended December 31, 2013 and 2012 were $308,519 and $651,121, respectively, a decrease of $342,602 as a result of the items discussed above.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis.

We are not aware of any known trends or any known demands, commitments or events that will result in our liquidity increasing or decreasing in any material way. We are not aware of any matters that would have an impact on future operations.

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Our net revenues are not sufficient to fund our operating expenses.  At September 30, 2014 we had a cash balance of $0 and working capital deficit of $418,122. During the nine months ended September 30, 2014, we borrowed an additional $21,000 of loans to fund our operating expenses, pay our obligations, and grow our company. We currently have no material commitments for capital expenditures. We may be required to raise additional funds, particularly if we are unable to generate positive cash flow as a result of our operations.   We estimate that based on current plans and assumptions, that our cash will not be sufficient to satisfy our cash requirements under our present operating expectations, without further financing, for up to 12 months. We presently have no other alternative source of working capital. We may not have sufficient working capital and net revenues to fund the expansion of our operations and to provide working capital necessary for our ongoing operations and obligations. We will need to raise significant additional capital to fund our operating expenses, pay our obligations, and grow our company.  Therefore our future operations will be dependent on our ability to secure additional financing.  Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the trading price of our common stock and a downturn in the U.S. equity and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Furthermore, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations.

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

Our liquidity may be negatively impacted by the significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly.

Inflation and Changing Prices

Neither inflation nor changing prices for the nine months ended September 30, 2014 had a material impact on our operations.

Off-Balance Sheet Arrangements

None.

Quantitative and Qualitative Disclosures About Market Risk

Not applicable.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) requires our management to make assumptions, estimates, and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operations. Critical accounting policies are those that are most important to the portrayal of our financial condition and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. We believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements.

15

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates. Significant matters requiring the use of estimates and assumptions include, but may not be limited to, accounts receivable allowances and evaluation of impairment of long lived assets and intangible assets. Management believes that its estimates and assumptions are reasonable, based on information that is available at the time they are made.

Revenue recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Intangible assets

In accordance with ASC 350-30-65, “Intangibles - Goodwill and Others”, the Company assesses the impairment of identifiable intangibles whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors the Company considers to be important which could trigger an impairment review include the following:

1.	Significant underperformance relative to expected historical or projected future operating results;
2.	Significant changes in the manner of use of the acquired assets or the strategy for the overall business; and
3.	Significant negative industry or economic trends.

When the Company determines that the carrying value of intangibles may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge. The Company measures any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows. The Company also considers current events and circumstances by attending trade shows, having a constant direct dialogue with our distributors, and an internal review and research by management to keep current with the vaporizer industry and to determine if there are any economic downturn.

The Company evaluates the recoverability of intangible assets annually or whenever events or changes in circumstances indicate that an intangible asset’s carrying amount may not be recoverable. If it is determined by reviewing the above factors that a possible impairment exists, the Company must then determine if the carrying amount of the intangibles is recoverable based upon the comparison of the total undiscounted future cash flows from the intangibles to the carrying amount of the intangibles. Based on our assessment in fiscal 2013, we determined that the sum of the future undiscounted cash flows exceeded the carrying amount of the intangibles and therefore the carrying amount of the intangible is recoverable.

RISK FACTORS

Risks Related to Our Business

The recent development of vaporizers has not allowed the medical profession to study the long-term health effects of vaporizer use.

Because vaporizers were recently developed the medical profession has not had a sufficient period of time to study the long-term health effects of vaporizer use. Currently, therefore, there is no way of knowing whether or not vaporizers are safe for their intended use. If the medical profession were to determine conclusively that vaporizer usage poses long-term health risks, vaporizer usage could decline, which could have a material adverse effect on our business, results of operations and financial condition.

The market for vaporizers is a niche market, subject to a great deal of uncertainty and is still evolving.

Vaporizers, having recently been introduced to market, are at an early stage of development, represent a niche market and are evolving rapidly and are characterized by an increasing number of market entrants. Our future sales and any future profits are substantially dependent upon the widespread acceptance and use of vaporizers. Rapid growth in the use of, and interest in, vaporizers is recent, and may not continue on a lasting basis. The demand and market acceptance for these products is subject to a high level of uncertainty.

Therefore, we are subject to all of the business risks associated with a new enterprise in a niche market, including risks of unforeseen capital requirements, failure of widespread market acceptance of vaporizers, in general or, specifically our products, failure to establish business relationships and competitive disadvantages as against larger and more established competitors.

Vaporizers face intense media attention and public pressure.

Vaporizers are new to the marketplace and since their introduction certain members of the media, politicians, government regulators and advocate groups, including independent medical physicians have called for an outright ban of all vaporizers, pending regulatory review and a demonstration of safety. A partial or outright ban would have a material adverse effect on our business, results of operations and financial condition.

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We may experience product liability claims in our business, which could adversely affect our business.

We may experience product liability claims from the marketing and sale of vaporizers. Any product liability claim brought against us, with or without merit, could result in:

●	liabilities that substantially exceed our product liability insurance, which we would then be required to pay from other sources, if available;

●	an increase of our product liability insurance rates or the inability to maintain insurance coverage in the future on acceptable terms, or at all;

●	damage to our reputation and the reputation of our products, resulting in lower sales;

●	regulatory investigations that could require costly recalls or product modifications;

●	litigation costs; and

●	the diversion of management’s attention from managing our business.

Any one or more of the foregoing could have a material adverse effect on our business, results of operations and financial condition.

If we experience product recalls, we may incur significant and unexpected costs and our business reputation could be adversely affected.

We may be exposed to product recalls and adverse public relations if our products are alleged to cause illness or injury, or if we are alleged to have violated governmental regulations. A product recall could result in substantial and unexpected expenditures that could exceed our product recall insurance coverage limits and harm to our reputation, which could have a material adverse effect on our business, results of operations and financial condition. In addition, a product recall may require significant management time and attention and may adversely impact on the value of our brands. Product recalls may lead to greater scrutiny by federal or state regulatory agencies and increased litigation, which could have a material adverse effect on our business, results of operations and financial condition.

Product exchanges, returns and warranty claims may adversely affect our business.

If we are unable to maintain an acceptable degree of quality control of our products we will incur costs associated with the exchange and return of our products as well as servicing our customers for warranty claims. Any of the foregoing on a significant scale may have a material adverse effect on our business, results of operations and financial condition.

We may be unable to promote and maintain our brands.

We believe that establishing and maintaining the brand identities of our products is a critical aspect of attracting and expanding a large customer base. Promotion and enhancement of our brands will depend largely on our success in continuing to provide high quality products. If our customers and end users do not perceive our products to be of high quality, or if we introduce new products or enter into new business ventures that are not favorably received by our customers and end users, we will risk diluting our brand identities and decreasing their attractiveness to existing and potential customers.

Moreover, in order to attract and retain customers and to promote and maintain our brand equity in response to competitive pressures, we may have to increase substantially our financial commitment to creating and maintaining a distinct brand loyalty among our customers. If we incur significant expenses in an attempt to promote and maintain our brands, our business, results of operations and financial condition could be adversely affected.

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Key employees are essential to expanding our business.

Hamid Emarlou, our Chief Executive Officer, and our seven other employees are essential to our ability to continue to grow and expand our business. They have established relationships within the industry in which we operate. The Company does not have employment agreements with these employees. If any were to leave us, our growth strategy might be hindered, which could materially affect our business and limit our ability to increase revenue.

The Company may lose its top management without employment agreements.

Our operations depend substantially on the skills, knowledge and experience of the present management.  The Company has no other full or part-time individuals devoted to the development of our Company. Furthermore, the Company does not maintain key man life insurance. Without an employment agreement, we may lose the present management of the Company to other pursuits without a sufficient warning and, consequently, we may be forced to terminate our operations.

We do not have a majority of independent directors serving on our board of directors, which could present the potential for conflicts of interest.

After the Closing of the Exchange Agreement, Hamid Emarlou, Masoud Shahidi and Adam Kotkin are our directors. As a result, we do not have a majority of independent directors serving on our Board. In the absence of a majority of independent directors, our executive officers could establish policies and enter into transactions without independent review and approval thereof. This could present the potential for a conflict of interest between us and our stockholders, generally, and the controlling officers, stockholders or directors.

If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our Common Stock.

Effective internal controls are necessary for us to provide reliable financial reports and to effectively prevent fraud. We maintain a system of internal control over financial reporting, which is defined as a process designed by, or under the supervision of, our principal executive officer and principal financial officer, or persons performing similar functions, and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

As a public company, we will have significant requirements for enhanced financial reporting and internal controls. We will be required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting. The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company.

We cannot assure you that we will not, in the future, identify areas requiring improvement in our internal control over financial reporting. We cannot assure you that the measures we will take to remediate any areas in need of improvement will be successful or that we will implement and maintain adequate controls over our financial processes and reporting in the future as we continue our growth. If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our Common Stock.

Lack of experience as officers of publicly-traded companies of our management team may hinder our ability to comply with Sarbanes-Oxley Act.

Following the Closing of the Exchange Agreement, it may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal controls and other finance staff or consultants in order to develop and implement appropriate internal controls and reporting procedures.

18

We may have additional tax liabilities that exceed our estimates.

We are subject to federal taxes and a multitude of state and local taxes in the United States and taxes in foreign jurisdictions. In the ordinary course of our business, there are transactions and calculations where the ultimate tax determination is uncertain. We are regularly subject to audit by tax authorities. And, we currently have tax liens related to unpaid payroll taxes on our business. The final determination of tax audits and any related litigation and the current tax liens could be materially different from our historical tax provisions and accruals. The results of an audit or litigation could materially harm our business.

We have significant customer concentration, and the loss of one of our large customers could adversely affect our business.

The Company is exposed to credit risk in the event of nonpayment by counterparties, a significant portion of which are concentrated in two customers. During the year ended December 31, 2013 sales to two customers represented approximately 67% of the Company’s net sales. During the year ended December 31, 2012 sales to two customers represented approximately 69% of the Company’s net sales. As of December 31, 2013 and 2012, the Company had one customer representing approximately 93% of accounts receivable and one customer representing approximately 100% of accounts receivable, respectively. A decision by either of our major customers to decrease the amount of merchandise purchased from us, increase the use of their own private label brands, sell a national brand on an exclusive basis or change the manner of doing business with us could reduce our revenues and materially adversely affect our results of operations. The loss of any of our large customers, or the bankruptcy or serious financial difficulty of any of our large customers, could have a material adverse effect on us.

Risks Related to Government Regulation

Changes in laws, regulations and other requirements could adversely affect our business, results of operations or financial condition.

In addition to the anticipated regulation of our business by the FDA, our business, results of operations or financial condition could be adversely affected by new or future legal requirements imposed by legislative or regulatory initiatives, including, but not limited to, those relating to health care, public health and welfare and environmental matters. For example, in recent years, states and many local and municipal governments and agencies, as well as private businesses, have adopted legislation, regulations or policies which prohibit, restrict, or discourage smoking; smoking in public buildings and facilities, stores, restaurants and bars; and smoking on airline flights and in the workplace. New legislation or regulations may result in increased costs directly for our compliance or indirectly to the extent such requirements increase the prices of goods and services because of increased costs or reduced availability. We cannot predict whether such legislative or regulatory initiatives will result in significant changes to existing laws and regulations and/or whether any changes in such laws or regulations will have a material adverse effect on our business, results of operations or financial condition.

Restrictions on the public use of vaporizers may reduce the attractiveness and demand for our products.

Should city, state or federal regulators, municipalities, local governments and private industry likewise restrict the use of vaporizers in those same places where cigarettes cannot be smoked, our customers may reduce or otherwise cease using our products, which would have a material adverse effect on our business, results of operations and financial condition.

Risks Related to Our Securities

There is currently a limited market for our common stock.

There is currently a limited market for our common stock. An active trading market for our common stock may never develop or, if developed, it may not be maintained. Our shareholders may be unable to sell their securities unless an active market can be established or maintained.

The market price of our common stock may be volatile.

The market price of our common stock has been and will likely continue to be highly volatile, as is the stock market in general, and the market for OTC Bulletin Board quoted stocks in particular. Some of the factors that may materially affect the market price of our common stock are beyond our control, such as changes in financial estimates by industry and securities analysts, conditions or trends in the industry in which we operate or sales of our common stock. These factors may materially adversely affect the market price of our common stock, regardless of our performance. In addition, the public stock markets have experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our common stock.

Because we were engaged in a reverse merger, the Company may not be able to attract the attention of major brokerage firms.

Additional risks may exist since we were engaged in a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of the Company since there is little incentive to brokerage firms to recommend the purchase of the common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of the Company in the future.

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Our common stock will be considered a “penny stock.”

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock is currently less than $5.00 per share and therefore may be a “penny stock.” Brokers and dealers effecting transactions in “penny stock” must disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect your ability to sell shares.

The market for penny stocks has experienced numerous frauds and abuses which could adversely impact investors in our stock.

OTCBB securities are frequent targets of fraud or market manipulation, both because of their generally low prices and because OTCBB reporting requirements are less stringent than those of the stock exchanges or NASDAQ.

Patterns of fraud and abuse include:

●	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

●	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

●	“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

●	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

●	Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.

We have not paid dividends in the past and do not expect to pay dividends in the future, and any return on investment may be limited to the value of our stock.

We have never paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future and any return on investment may be limited to the value of our common stock. We plan to retain any future earning to finance growth.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names and ages of officers and director as of December 30, 2014. Our directors are elected annually at the annual shareholder meeting. Our executive officers hold their offices until they resign, are removed by the Board, or his successor is elected and qualified.

Name	Age	Position	Commencement of Service As Officer/Director
Hamid Emarlou(1)	54	Chief Executive Officer & President	2014
Adam Kotkin	35	Director	2009
Masoud Shahidi(1)	72	Director	2014
Dr. Shadi Shayegan, DMD(1)	44	Corporate Secretary	2014

(1)	These individuals were directors of Vapir, Inc. prior to the consummation of the transactions contemplated by the Exchange Agreement and became officers and director of the Company pursuant to the terms of the Exchange Agreement.

Set forth below is a brief description of the background and business experience of our executive officers for the past five years.

Hamid Emarlou, age 54, CEO & President

Hamid Emarlou, an accomplished Senior Level Executive, with over 25 years of driving process improvement, increasing revenues, and building top performing management infrastructures is currently the CEO and president at Vapir Inc. Prior to forming and managing Vapir Inc., from 2005 until 2007, Mr. Emarlou forged a successful career as Vice President of Global operations with Wyse Technology, a leading developer of Thin Client computers. From 1982 until 2003, Mr. Emarlou worked as Vice President of Operations at Solectron Corporation, a leading electronics service provider and manufacturer.

Mr. Emarlou was a sitting board member of the Associated Industries of Massachusetts and Center for Quality management at Cambridge Massachusetts.

20

Adam Kotkin, age 35, Director

Prior to becoming a member of the Board, Mr. Kotkin was previously the Chief Executive Officer of FAL Exploration Inc. (f/k/a Apps Genius). He also served as the Chief Operating Officer and Board Member of PeopleString Corporation from January 2009 to the present and Chief Operating Officer, Board Member and Co-founder of BigString Corporation, an online messaging company, from October 2003 to November 2010. Mr. Kotkin still remains as a board member of BigString Corporation. Past experiences include serving as the business manager for InsuranceGenie.com, an online insurance agency, and serving as business developer and sales manager at LiveInsurance.com from March 1999 until December 2000. Mr. Kotkin graduated with distinction from New York University with a BA in Economics.

Masoud Shahidi, age 72, Director

In addition to serving on the Board of Directors of the Company, Mr. Shahidi has served since 2005 as the owner of Emad Properties, LLC, a commercial real estate company located in Menlo Park, California. Additionally, since April 2004, he has been a Principal at EnS Associates Investments, LLC, a commercial real estate company, located in San Jose, California.  Prior to holding these positions, Mr. Shahidi worked from 2004 until 2009 as the CEO and President of Rathbun Associates, a select 3M converter, as well as a re-seller and distributor serving the South San Francisco Bay area and the Silicon Valley, Northern California, as well as sales world-wide. Mr. Shahidi received his B.S. in business administration from San Jose State University.

Dr. Shadi Shayegan, age 44, Corporate Secretary

Dr. Shayegan has been working with Vapir Inc. during the past five years. Dr. Shayegan is an officer at Vapir Inc. She advises CEO, Hamid Emarlou, on health aspects of vaporization and aromatherapy product development. She formed the "Health and Safety" committee that oversees and approves materials used in the development of Vapir Inc. products. Prior to joining Vapir Inc., from 2001 until 2002, Dr. Shayegan practiced dentistry at Great Brook Valley Health Center in Worcester, Massachusetts.

Dr. Shayegan studied Microbiology as her undergraduate major and furthered her education at Boston University and earned her doctorate in dentistry.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding beneficial ownership of our common stock as of the date of closing (assuming the closing of the Exchange Agreement has been consummated) by (i) each person (or group of affiliated persons) who is known by us to own more than five percent of the outstanding shares of our common stock, (ii) each director, executive officer and director nominee, and (iii) all of our directors, executive officers and director nominees as a group. As of last practicable date, we have 48,280,976 shares of common stock issued and outstanding.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. All share ownership figures include shares of our Common Stock issuable upon securities convertible or exchangeable into shares of our Common Stock within sixty (60) days of the Merger, which are deemed outstanding and beneficially owned by such person for purposes of computing his or her percentage ownership, but not for purposes of computing the percentage ownership of any other person.

Name and Address	Beneficial Ownership		Percentage of Class (1)
Officers and Directors
Hamid Emarlou 18188 Wagner Road, Los Gatos, CA 95032	37,984,768		78.67%
Shadi Shayegan 18188 Wagner Road, Los Gatos, CA 95032	300,000		*
Adam Kotkin 431 Fairway Drive, Suite 260, Deerfield Beach, FL 33441	999,980		2.07%
Adam Wasserman 1643 Royal Grove Way, Weston, FL 33327	137,010	(2)	*
All officers/directors as a group, including a former officer (4 persons)	39,421,758		81.65%

5% Shareholders
Whalehaven Capital Fund Ltd. 285 Grand Ave Patriot Center, Bldg 5, 2nd Fl, Englewood, NJ 07361	3,881,250		8.04%

*	Represents less than 1% ownership.
(1)	Based on 48,280,976 shares of common stock outstanding.

(2)	CFO Oncall, Inc. owns 136,990 shares of our common stock. Mr. Wasserman owns 80% of CFO Oncall, Inc. Mr. Wasserman also holds 20 shares of our common stock in his own name. Mr. Wasserman resigned as our Chief Financial Officer effective December 30, 2014.

We are not aware of any arrangement, including any pledge by any person of securities of the registrant or any of its parents, the operation of which may at a subsequent date result in a change in control of the registrant.

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EXECUTIVE COMPENSATION

The following table sets forth information regarding each element of compensation that was paid or awarded to the named executive officers of Vapir for its fiscal year ended December 31, 2013 and 2012:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Hamid Emarlou	2013	$150,000	-	-		-	-	$10,800	(4)	$160,800
President and Chief	2012	150,000	-	-		-	-	$10,800	(4)	160,800
Executive Officer						-	-
Adam Kotkin (1)	2013	87,000	-	20,000	(2)	-	-	-		107,000
Chief Executive Officer	2012	94,000	-	-				-		94,000
						-	-
Adam Wasserman (1)	2013	33,000	-	-				-		33,000
Chief Financial Officer	2012	36,000		30,000	(3)					66,000
						-	-
Dr. Shadi Shayegan	2013	$36,000	-			-	-	-		$36,000
Corporate Secretary	2012	$37,000	-			-	-	-		$37,000

(1)	Mr. Kotkin and Mr. Wasserman resigned as our Chief Executive Officer and Chief Financial Officer, respectively, effective December 30, 2014. Mr. Kotkin remains on our Board of Directors following his resignation. Mr. Wasserman is the owner of CFO Oncall, Inc.
(2)	Represents 20,000,000 shares issued at a value of $0.001 per shares based on the sale of common stock in a private placement at $0.001 per common share.
(3)	Represents 667,207 aggregate shares issued at an average value of approximately $0.04 per share based on quoted trading prices of the common stock on the grant dates.
(4)	Mr. Emarlou was provided a car allowance in 2013 of $900 a month covering car payments and insurance expenses.

Employment Agreements

We have not entered into employment agreements with our officers and directors. Additionally, we have not approved any retirement benefit plan, termination or severance provisions for any of our named executive officers. Mr. Emarlou and Dr. Shayegan are employed at will such that either the Company or Mr. Emarlou and Dr. Shayegan may terminate the employment relationship at any time, with or without cause. Mr. Emarlou and Dr. Shayegan receive salaries and Mr. Emarlou received a car allowance in 2013.

Mr. Kotkin and Mr. Wasserman resigned as employees of the Company effective December 30, 2014. Prior to their resignations, neither officer was party to an employment agreement nor any retirement benefits plan or termination or severance agreements or provisions.

Outstanding Equity Awards at Fiscal Year-End

There were no outstanding equity awards held by any of our officers as of December 31, 2013.

On September 23, 2010, the Company’s board of directors adopted, and the Company’s stockholders approved the Apps Genius Corp Equity Incentive Plan (the “Plan”), which covers 5,000,000 shares of common stock.  The purpose of the Plan is to advance the interests of the Company by enhancing the ability of the Company to (i) attract and retain employees and other persons or entities who are in a position to make significant contributions to the success of the Company and its subsidiaries; (ii) reward such persons for such contributions; and (iii) encourage such persons or entities to take into account the long-term interest of the Company through ownership of shares of the Company’s common stock, par value $0.0001 per share. The Plan became effective on September 23, 2010 and will terminate on September 23, 2020.

Subject to adjustment as provided in the Plan, the aggregate number of shares of common stock reserved for issuance pursuant to awards granted under the Plan shall be five million (5,000,000) shares; provided, however, that within sixty (60) days of the end of each fiscal year following the adoption of the Plan, the Board, in its discretion, may increase the aggregate number of shares of Common Stock available for issuance under the Plan by an amount not greater than the difference between (i) the number of shares of Common Stock available for issuance under the Plan on the last day of the immediately preceding fiscal year, and (ii) the number of shares of Common Stock equal to 15% of the shares of Common Stock outstanding on the last day of the immediately preceding fiscal year.

No instruments have been granted or issued under the Plan. As a result, there are no securities that are to be issued upon the exercises of outstanding options, warrants and rights under the Plan and the original number of shares set aside for issuance under the Plan (5,000,000) remains available for future issuances.

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Board of Directors

All directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified, or until their earlier death, resignation or removal. Officers are elected by and serve at the discretion of the board.

Our directors are reimbursed for expenses incurred by them in connection with attending board meetings, but they do not receive any other compensation for serving on the board.

Related Party Transactions

During fiscal 2012, the Company’s sole shareholder who is the President of the Company distributed dividends in excess of earnings and therefore the Company accounted such excess dividend distribution as due from related party of $189,956 as of December 31, 2012. The due from related party was due on demand and bear no interest. During fiscal 2013, the Company had adequate and sufficient earnings to cover the 2012 excess dividend distribution which therefore satisfied the balance of the due from related party of $189,956. As of December 31, 2013, due from related party was $0.

From time to time, the Company’s President, provided advances to the Company for payment of the Company’s loans. During fiscal 2013, the Company fully repaid the balance of such advances. At December 31, 2013 and 2012, the Company had a payable to the President of the Company of $0 and $135,982, respectively. The advances were due on demand and bear no interest.

On January 1, 2014, we entered into a Short-Term Loan Contract with the Company’s President pursuant to which the Company would borrow money on demand from the Company’s President. Each such loan bears interest at 5% per annum and is payable on demand to the Company’s President. The proceeds from these loans are used for working capital purposes. In accordance with this Short-Term Loan Contract, between August 2014 and September 2014, the Company’s President provided advances to the Company for working capital purposes for a total of $70,000. These advances were paid by the Company in full by the end of September 2014.

Amounts outstanding under the loan and note payable are personally guaranteed by the President of the Company. As of December 31, 2013, loan and note payable to a bank amounted to $176,000 and $64,650, respectively. As of December 31, 2012, loan and note payable to a bank amounted to $66,000 and $84,450, respectively.

Director Independence

Currently, we have no independent directors. Because our common stock is not currently listed on a national securities exchange, we have used the definition of “independence” of The NASDAQ Stock Market to make this determination.  NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  The NASDAQ listing rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three years was, an employee of the Company;

●	the director or a family member of the director accepted any compensation from the Company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

●	a family member of the director is, or at any time during the past three years was, an executive officer of the Company;

●	the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the Company made, or from which the Company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

●	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the Company served on the compensation committee of such other entity; or

●	the director or a family member of the director is a current partner of the Company’s outside auditor, or at any time during the past three years was a partner or employee of the Company’s outside auditor, and who worked on the company’s audit.

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years, none of our directors, executive officers, promoters, control persons, or nominees has:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

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●	been found by a court of competent jurisdiction in a civil action or by the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Ethics

We have not adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions, because of the small number of persons involved in the management of the Company.

DESCRIPTION OF SECURITIES

Authorized Capital Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share. Immediately after giving effect to the shares issued in the Closing of the reverse merger, there were 48,280,960 shares of our common stock issued and outstanding. We have 20,000,000 shares of blank check preferred stock authorized. However, as of this date, we have not designated any classes of preferred stock nor have we issued any preferred shares.

Common Stock

As of March 25, 2015, there were 71 holders of our common stock. The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Indemnification of Directors and Officers

Under our Articles of Incorporation, no director or officer will be held personally liable to us or our stockholders for damages of breach of fiduciary duty as a director or officer unless such breach involves intentional misconduct, fraud, a knowing violation of law, or a payment of dividends in violation of the law. Under our bylaws, directors and officers will be indemnified to the fullest extent allowed by the law against all damages and expenses suffered by a director or officer being party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative.  This same indemnification is provided pursuant to Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making us responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Any repeal or modification of these provisions approved by our shareholders shall be prospective only, and shall not adversely affect any limitation on the liability of a director or officer of ours existing as of the time of such repeal or modification.

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Anti-Takeover Effect of Nevada Law, Certain By-Law Provisions

The Nevada Business Corporation Law contains a provision governing “acquisition of controlling interest” (Nevada Revised Statutes 78.378 -78.3793). This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested shareholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges:

●	20 to 331/3%;

●	331/3 to 50%; or

●	more than 50%.

A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The shareholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from the control share acquisition act.

The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the Nevada law. An Issuing Corporation is a Nevada corporation, which:

●	has 200 or more shareholders, with at least 100 of such shareholders being both shareholders of record and residents of Nevada; and

●	does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 shareholders of record resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of us, regardless of whether such acquisition may be in the interest of our shareholders.

The Nevada “Combination with Interested Shareholders Statute” (Nevada Revised Statutes 78.411 -78.444) may also have an effect of delaying or making it more difficult to effect a change in control of us. This statute prevents an “interested shareholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met. The statute defines “combination” to include any merger or consolidation with an “interested shareholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested shareholder” having:

●	an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation;

●	an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or

●	representing 10 percent or more of the earning power or net income of the corporation.

An “interested shareholder” means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a “combination” within three years after the interested shareholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested shareholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested shareholders, or if the consideration to be paid by the interested shareholder is at least equal to the highest of:

●	the highest price per share paid by the interested shareholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested shareholder, whichever is higher;

●	the market value per common share on the date of announcement of the combination or the date the interested shareholder acquired the shares, whichever is higher; or

●	if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

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Trading Information

Our common stock is currently approved for quotation on the OTC Bulletin Board (OTCQB) maintained by the Financial Industry Regulatory Authority, Inc. under the symbol “VAPI”.  We are not aware of any trades or quotations during the two calendar years ending December 31, 2013.  There have been sporadic trades reported since that date at prices reported from $0.01 to $3.50.

Transfer Agent

The transfer agent for our common stock is Action Stock Transfer at 2469 E. Fort Union Blvd., Suite 214, Salt Lake City, Utah 84121, and its telephone number is (801) 274-1088.

Item 3.02	Unregistered Sales of Equity Securities

On December 30, 2014, we issued 38,624,768 shares of our common stock to the former stockholders of Vapir, pursuant to the terms of the Exchange Agreement. At closing, the Company issued 38,624,768 shares of its common stock to the shareholders of Vapir Inc. who obtained approximately 80% voting control and management control of the Company. The transaction was accounted for as a reverse acquisition and recapitalization of Vapir Inc. whereby Vapir Inc. is considered the acquirer for accounting purposes. The securities issued in this transaction were not registered under the Securities Act, or the securities laws of any state, and were offered and sold pursuant to the exemption from registration under the Securities Act provided by Section 4(2) and Regulation D (Rule 506) under the Securities Act.

On December 30, 2014, in connection with the Exchange Agreement and as a settlement to an outstanding liability, we issued 3,000,000 shares of our common stock to two noteholders in satisfaction of the outstanding promissory notes for a total of $30,000.  The securities issued in this transaction were not registered under the Securities Act, or the securities laws of any state, and were offered and sold pursuant to the exemption from registration under the Securities Act provided by Section 4(2) and Regulation D (Rule 506) under the Securities Act.

Information set forth in Items 1.01 and 2.01 of this Current Report on Form 8-K with respect to the issuance of unregistered equity securities in connection with the Exchange Agreement is incorporated by reference into this Item 3.02.

Item 4.01	Changes in Registrant’s Certifying Accountant

(1)	Previous Independent Registered Public Accounting Firm

	(i)	On December 30, 2014, we dismissed our independent registered public accounting firm, Salberg & Company, P.A (“Salberg”).

	(ii)	The report of Salberg dated April 11, 2014 on the financial statements of the Company as of December 31, 2013 and 2012, and the related statements of operations, comprehensive loss, changes in stockholders’ deficiency, and cash flows for each of the two years in the period ended December 31, 2013 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles other than an explanatory paragraph as to a going concern.

(iii)	The decision to change independent registered public accounting firm was recommended and approved by the Board of Directors of the Company.

(iv)	During the Company’s two most recent fiscal years ended December 31, 2013 and 2012 and any subsequent interim periods through December 30, 2014, the date of dismissal, (a) there were no disagreements with Salberg on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Salberg, would have caused it to make reference thereto in its reports on the financial statements for such years and (b) there were no “reportable events” as described in Item 304(a)(1)(v) of Regulation S-K.

(v)	On December 30, 2014 the Company provided Salberg with a copy of this Current Report and has requested that it furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above statements. A copy of such letter is attached as Exhibit 16.1 to this Current Report on Form 8-K.

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(2)	New Independent Registered Public Accounting Firm

On December 30, 2014, the Board of Directors of the Company engaged Li and Company, PC (“LICO”) as its new independent registered public accounting firm to audit and review the Company’s financial statements. During the two most recent fiscal years ended December 31, 2013 and 2012 and any subsequent interim periods through the date hereof prior to the engagement of LICO, neither the Company, nor someone on its behalf, has consulted LICO regarding:

	(i)	either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and either a written report was provided to the Company or oral advice was provided that the new independent registered public accounting firm concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

	(ii)	any matter that was either the subject of a disagreement as defined in paragraph 304(a)(1)(iv) of Regulation S-K or a reportable event as described in paragraph 304(a)(1)(v) of Regulation S-K.

Item 5.01	Changes in Control of Registrant.

Reference is made to the disclosure set forth under Items 1.01 and 5.02 of this Report, which disclosure is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(b)	Resignation of Officers

Effective December 30, 2014, Adam Kotkin resigned as our Chief Executive Officer and Adam Wasserman resigned as our Chief Financial Officer.  Their resignations were not the result of any disagreements with us on any matters relating to our operations, policies and practices but were the result of the Exchange Agreement and change of control transaction referred to in Items 1.01 and 5.01 of this Report.

Adam Kotkin is a member of the Board of Directors and, notwithstanding his resignation as the Chief Executive Officer, Mr. Kotkin shall remain as a member of the Board of Directors.

(c)	Appointment of Directors

Effective December 30, 2014, the following persons were appointed as members of the Board of Directors:

Name	Age	Principal Positions With Us
Hamid Emarlou	54	Chairman and Chief Executive Officer
Masoud Shahidi	72	Director

For certain biographical and other information regarding Mr. Hamid Emarlou and Mr. Masoud Shahidi, see the disclosure under “Item 2.01—Directors and Executive Officers” of this Report, which disclosure is incorporated herein by reference.

Family Relationships

There are no relationships between any of the officers or directors of the Company.

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(d)	Appointment of Officers

Effective December 30, 2014, the directors appointed the following persons as our executive officers, with the respective titles as set forth opposite his or her name below:

Name	Age	Principal Positions With Us
Hamid Emarlou	54	Chief Executive Officer

For certain biographical and other information regarding Mr. Hamid Emarlou, see the disclosure under “Item 2.01—Directors and Executive Officers” of this Report, which disclosure is incorporated herein by reference.

(e)	Employment Agreements of the Executive Officers

The Company has not entered into formal employment agreements with any of its executive officers, however, intends to enter into written employment agreements with each of them subsequent to the Closing.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 17, 2014, a Certificate of Amendment to our Articles of Incorporation was filed with the State of Nevada to: (i) change our name to Vapir Enterprises, Inc. (the "Name Change"); and (ii) effectuate a 5-to-1 reverse split (the “Reverse Split”). A copy of the Certificate of Amendment is being filed hereto as Exhibit 3.1.

Item 5.06	Change in Shell Company Status.

Following the closing of the Exchange Agreement described in Item 2.01 of this Current Report on Form 8-K, we believe that we are not a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 8.01	Other Events.

FINRA announced the Name Change and the Reverse Stock Split on October 2, 2014 and it took effect on October 3, 2014. FINRA also assigned us the new trading symbol “VAPI”.

Item 9.01	Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.  In accordance with Item 9.01(a), Vapir’s audited financial statements for the years ended December 31, 2013 and 2012 are filed in this Current Report on Form 8-K as Exhibit 99.1 and Vapir’s unaudited financial statements for the nine months ended September 30, 2014 are filed with this Current Report on Form 8-K as Exhibit 99.2.

(b)           Pro Forma Financial Information.  In accordance with Item 9.01(b), our pro forma financial statements are filed in this Current Report on Form 8-K as Exhibit 99.3.

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(c)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

2.1	Share Exchange Agreement dated December 30, 2014

3.1	Articles of Incorporation, Apps Genius Corp., dated December 17, 2009

3.1(1)	Certificate of Amendment dated July 9,2013

3.1(2)	Certificate of Amendment dated September 17, 2014

3.2	By Laws of Apps Genius Inc., dated December 17, 2009

10.1	Securities Purchase Agreement by and between FAL Minerals LLC and FAL Exploration Corp, dated as of October 7, 2013

10.2	Membership Interest Purchase Agreement by and between FAL Minerals, LLC and David Lubin & Associates, PLLC, dated October 9, 2013

10.3	Real Estate Purchase and Sale Agreement by and between Alpha Capital Anstalt, Adventures Ventures LLC, Whalehaven Capital Fund, LTD, DPIT 5 LLC and OJA LLC and FAL Exploration Corp., dated as of November 13, 2013

10.4	Short Term Loan Contract between Vapir Enterprise Inc. and Hamid Emarlou

10.5	Termination Agreement by and between Alpha Capital Anstalt, Adventures Ventures LLC, Whalehaven Capital Fund, LTD, DPIT 5 LLC and OJA LLC and Vapir Enterprises Inc. f/k/a FAL Exploration Corp., dated as of December 30, 2014

16.1	Letter from Salberg and Company addressed to the U.S. Securities and Exchange Commission

99.1	Audited Balance Sheets of the Company as of December 31, 2013 and 2012, and the Related Audited Statements of Operations, Shareholders’ Equity, and Cash Flows for the years ended December 31, 2013 and 2012

99.2	Unaudited (reviewed) Balance Sheets of the Company as of September 30, 2014 and December 31, 2013, and the Related Unaudited Statements of Operations and Cash Flows for the nine months ended September 30, 2014 and 2013

99.3	Pro forma unaudited combined financial statements as of the period ended September 30, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  March 31, 2015

Vapir Enterprises, Inc.

By:	/s/ Hamid Emarlou
Hamid Emarlou
Chief Executive Officer and President

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